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                                                                    EXHIBIT 10.5

                               Dated 18 June 2004

                                   AGZ HOLDING
                                    as Parent

                                    ANTARGAZ

                            THE ENTITIES NAMED HEREIN
                                   as Lenders

                                     CALYON
                            as Mandated Lead Arranger

                                     CALYON
                                as Facility Agent

                                     CALYON
                                as Security Agent

                        AMENDMENT AGREEMENT RELATING TO A
     SENIOR FACILITIES AGREEMENT DATED 26 JUNE 2003 AS AMENDED AND RESTATED

                             Shearman & Sterling LLP
                                      Paris

                        [SHEARMAN AND STERLING LLP LOGO]

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                                    CONTENTS

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
CLAUSE                                                             PAGE
1.  INTERPRETATION..............................................     3
2.  AMENDMENTS TO THE FACILITIES AGREEMENT......................     3
3.  EFFECTIVENESS - CONDITIONS PRECEDENT........................     5
4.  STATUS OF DOCUMENTS.........................................     6
       4.1    FACILITIES AGREEMENT..............................     6
       4.2    FINANCE DOCUMENT..................................     6
5.  REPRESENTATIONS AND WARRANTIES..............................     6
       5.1    RELIANCE..........................................     6
       5.2    POWERS AND CAPACITY...............................     7
       5.3    AUTHORISATION.....................................     7
       5.4    NO CONTRAVENTION..................................     7
       5.5    OBLIGATIONS BINDING...............................     7
       5.6    CONSENTS..........................................     7
       5.7    NO DEFAULT........................................     7
6.  INVALIDITY OF ANY PROVISION.................................     8
7.  GOVERNING LAW AND SUBMISSION TO JURISDICTION................     8
       7.1    GOVERNING LAW.....................................     8
       7.2    SUBMISSION TO JURISDICTION........................     8
SCHEDULE 1......................................................     9

                                       ii

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THIS AMENDMENT AGREEMENT is made on 18 June 2004

BETWEEN:

(1) AGZ HOLDING (a company incorporated in France as a societe anonyme with registered number 413 765108 RCS Nanterre) (the "PARENT");

(2) ANTARGAZ (a company incorporated in France as a societe anonyme with registered number 572 126 043 RCS Nanterre) ("ANTARGAZ");

(3) CALYON (a company incorporated in France as a societe anonyme with registered number 304 187 701 RCS Nanterre) as mandated lead arranger (the "ARRANGER");

(4)   THE FINANCIAL INSTITUTIONS listed in schedule 1 as Lenders;

(5) CALYON as a in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "FACILITY AGENT"); and

(6) CALYON in its capacity as agent for the Finance Parties under the Security Documents (the "SECURITY AGENT").

WHEREAS:

(A) The parties to this agreement are parties to a senior facilities agreement dated 26 June 2003 as amended and restated by (i) an amendment and restatement agreement dated 2 July 2003, (ii) an amendment agreement dated 1 August 2003 and (iii) an amendment agreement dated 15 January 2004, pursuant to which the Lenders agreed to make available to the Parent a
      (euro)220,000,000 term facility and to the Borrowers a (euro)50,000,000 revolving facility (the "FACILITIES AGREEMENT").

(B) The parties to this agreement have agreed to enter into this agreement in order to amend the terms of the Facilities Agreement in the manner set out below.

NOW IT IS HEREBY AGREED:

1.    INTERPRETATION

      In this agreement:

      (a) words and expressions defined in the Facilities Agreement shall, unless otherwise defined herein or save to the extent the context otherwise requires, have the same meaning when used herein;

      (b) the provisions of Clauses 1.2 (Construction) and 1.3 (Other References) of the Facilities Agreement will be deemed to be set out in full in this agreement, but as if references in those clauses to the Facilities Agreement were references to this agreement.

2.    AMENDMENTS TO THE FACILITIES AGREEMENT

2.1 The parties to this amendment agreement hereby agree for themselves and for their successors, transferees and assigns pursuant to the Facilities Agreement that the Facilities Agreement shall be amended as follows with effect from the Date of Effect (as such term is defined in Clause 3 below).

(a) The definition of "Financial Year" in Clause 1.1 (Definitions) shall read as follows:

      ""FINANCIAL YEAR" means (i) until 31 March 2004, the period of 12 months ending on March 31 in each

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      year, (ii) the period of 6 months ending on 30 September 2004 and (iii)
      thereafter, the period of 12 months ending on 30 September in each year;"

(b) After the definition of "UGI" in Clause 1.1 (Definitions), the definition of "UGI Bordeaux" is added as follows:

      ""UGI BORDEAUX" means UGI Bordeaux Holding, a French societe par actions simplifiee, with a share capital of (euro)85,568,435, having its registered office at 3 place de Saverne, Immeuble Les Renardieres, 92400 Courbevoie, registered under number 452 431 232 RCS Nanterre;".

(c) After the definition of "UGI Bordeaux" in Clause 1.1 (Definitions), the definition of "UGI Bordeaux Letter of Undertakings" is added as follows:

      ""UGI BORDEAUX LETTER OF UNDERTAKINGS" means the letter dated 18 June 2004 (which constitutes a Senior Finance Document) by UGI Bordeaux Holding to the Parent and the Facility Agent, acting on behalf of the Lenders, whereby UGI Bordeaux undertakes to make certain payments to the Parent in connection with the Tax Consolidation Agreement;".

(d) After the definition of "Taxes" in Clause 1.1 (Definitions), the definition of "Tax Consolidation Agreement" is added as follows:

      ""TAX CONSOLIDATION AGREEMENT" means the tax consolidation agreement in French language called convention d'integration fiscale dated 18 June 2004 and as amended from time to time, between UGI Bordeaux and its Subsidiaries;"

2.3   PREPAYMENT AND CANCELLATION

(a) In the last paragraph (b)(i) of Clause 11.3 (Sale, Change of Control and Listing), the words "any of the provisions of paragraph (B)(1) or (3)" are replaced by "the provisions of paragraph (B)(3)".

(b) Paragraph (b)(iii)(B)(1) of Clause 11.3 (Sale, Change of Control and Listing) is removed.

2.4   UNDERTAKINGS

      (a) The first paragraph (ii) of Clause 19.9(c) (Restriction on payment of dividends) shall read as follows:

      "(ii) Notwithstanding the provisions of paragraph (i) of this clause
            19.9(c), the provisions of clause 19.9(b) (Redemption and acquisition of own shares) and the provisions of clause 19.9(d) (Shareholder payments), the Parent may (x) redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital or (y) declare or pay any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose or (z) make any repayment of principal of, or payment of interest on, or any other payment with respect to any shareholder investment by way of indebtedness in the Parent or (zz) reimburse subsidies (subventions) paid by UGI Bordeaux to the Parent in connection with the Tax Consolidation Agreement (each such transaction described in (x), (y), (z) and (zz) above being referred to as a "RESTRICTED PAYMENT") if at the time the Parent makes any such Restricted Payment:"

(b) The following paragraph (iii) is added after paragraph (ii) of Clause 19.9(c) (Restriction on payment of dividends):

      "(iii) By exception to the provision of paragraph (ii)(B) above of this clause 19.9(c), but without prejudice to the other conditions set forth in paragraph (ii) of this clause 19.9(c), Restricted Payments may be made up to an aggregate amount not exceeding(euro)44,000,000 during the Financial Year ending on 30 September 2004, provided that the Parent shall have delivered to the

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            Facility Agent, prior to any such Restricted Payment is made, (i) a certificate of the Parent's auditors confirming that the aggregate Consolidated Net Income for the Financial Years ending on 31 March 2003 and 31 March 2004 is at least equal to(euro)88,000,000 and that
            (ii) annual audited consolidated accounts as of 31 March 2004 confirming that the amount of EBITDA for the Financial Year ending on 31 March 2004 is at least equal to(euro)147,000,000 and the Cash as at 31 March 2004 is at least equal to(euro)66,000,000."

(c) Paragraph (ii)(D) of Clause 19.9(c) (Restriction on payment of dividends) is removed.

(d) The term "; and" is added at the end of paragraph (ii)(C) of Clause 19.9(c) (Restriction on payment of dividends) and paragraph (ii)(E) of Clause 19.9(c) (Restriction on payment of dividends) is renumbered as paragraph (ii)(D).

(e) Paragraph (g)(ii) of Clause 19.10 (Information and Accounting Undertakings) shall read as follows:

      "(ii) Each Obligor undertakes to procure that the consolidated tax group status (integration fiscale) of UGI Bordeaux, the Parent and each of the Parent's Subsidiaries which fulfils the conditions for inclusion in the consolidated tax group of UGI Bordeaux will continue for so long as any Obligor has any obligation under any Senior Finance Document. Notwithstanding any provision to the contrary in this Agreement, the Parent and its Subsidiaries shall be authorised to make payments to UGI Bordeaux under the Tax Consolidation Agreement (such payments being equal to the income tax that would be due by the Parent and its Subsidiaries in the absence of the tax consolidation regime) provided (x) that UGI Bordeaux will, in accordance with the Tax Consolidation Agreement and the UGI Bordeaux Letter of Undertakings, reallocate part of such payments to the Parent and (y) that the Parent shall exercise and enforce all its rights to obtain such reallocation in accordance with the Tax Consolidation Agreement."

2.5   EVENTS OF DEFAULT

(a)   Clause 20.1(u) (Tax consolidation) shall read as follows:

      "(u)  TAX CONSOLIDATION

      (i) The Group loses, for whatever reason (including as a result of any change of law or interpretation in law) the benefit of the tax consolidation regime (integration fiscale) for the Group and UGI Bordeaux, unless, within 30 days of the occurrence of the relevant event causing the loss of the tax consolidation regime, the Parent has provided written details to the Facility Agent of a solution to that loss which is satisfactory to the Majority Lenders (acting reasonably).

      (ii) An amendment or waiver is made to the Tax Consolidation Agreement without the prior consent of the Majority Lenders, which could reasonably be expected to prejudice the interests of the Finance Parties under the Senior Finance Documents or of the Parent."

(b) The following paragraph is added after Clause 20.1(u) (Tax consolidation) as a new Clause 20.1(uu):

      "(u)  UGI BORDEAUX

            UGI Bordeaux fails to comply with any of its obligations under the UGI Bordeaux Letter of Undertakings or under the Intercreditor Agreement."

3.    EFFECTIVENESS - CONDITIONS PRECEDENT

      The amendments set forth in Clause 2 of this amendment agreement shall become effective on the date on which all the following documents have been received in form and substance satisfactory to the Facility Agent (the "DATE OF EFFECT"):

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(a)   Tax Memorandum by Landwell & Associes;

(b)   Tax Consolidation Agreement;

(c)   a certified copy of the updated extrait K-bis of UGI Bordeaux;

(d)   a certified copy of the updated statuts of UGI Bordeaux;

(e) a certified copy of the resolutions of the relevant corporate bodies of UGI Bordeaux,

(f)   the UGI Bordeaux Letter of Undertakings duly signed by UGI Bordeaux,

(g) a Creditor Accession Agreement (as defined in the Intercreditor Agreement) duly signed by UGI Bordeaux;

The effectiveness of the amendments set forth in clause 2 of this amendment agreement (other than the amendments provided in clauses 2.4 (b), 2.4 (c) and 2.4 (d) hereof) is subject to the additional condition precedent of the payment by the Parent to the Facility Agent of a fee of 0.25 % of the Commitments (including the Revolving Commitments) of those Lenders who have given their consent to such amendments.

The effectiveness of the amendments set forth in clauses 2.4 (b), 2.4 (c) and
2.4 (d) of this amendment agreement is subject to the additional condition precedent of the payment by the Parent to the Facility Agent of a fee of 0.25 % of the Commitments (including the Revolving Commitments) of those Lenders who have given their consent to such amendments.

The fees referred to in the two preceding paragraphs shall be paid only to those Lenders that have given their consent to the amendments referred to in such paragraphs. As of the date hereof the Total Commitments amount to
(euro)252,000,000, including Total Revolving Commitments of (euro)50,000,000.

4.    STATUS OF DOCUMENTS

4.1   FACILITIES AGREEMENT

      Except as varied by the terms of this agreement, the Facilities Agreement will remain in full force and effect and any reference in the Facilities Agreement to "this Agreement", "herein", "Senior Facilities Agreement" and similar references or to any provision of the Facilities Agreement will be construed as a reference to the Facilities Agreement, or that provision, as amended by this agreement.

4.2   FINANCE DOCUMENT

      This agreement will constitute a Senior Finance Document for the purposes of the Facilities Agreement.

5.    REPRESENTATIONS AND WARRANTIES

5.1   RELIANCE

      Each Obligor represents and warrants as set out in the following provisions of this clause 5 and acknowledges that each Finance Party has entered into this agreement and has agreed to the amendment and other matters effected by this agreement in full reliance on those representations and warranties.


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5.2   POWERS AND CAPACITY

      Each Obligor has the power and capacity to enter into and comply with its obligations under this agreement.

5.3   AUTHORISATION

      Each Obligor has taken (or will take within any requisite time period) all necessary action:

      (a) to authorise the entry into of and compliance with its obligations under this agreement;

      (b) to ensure that its obligations under this agreement are valid, legally binding and enforceable in accordance with their terms;

      (c) to make this agreement admissible in evidence in the courts of France (other than a certified translation of this agreement into French).

5.4   NO CONTRAVENTION

      The entry into by the Obligors, the exercise of its rights under and the compliance with its obligations under this agreement do not:

      (a) contravene any law, regulation, judgment or order to which any Group Company is subject;

      (b)   conflict with its constitutional documents; or

      (c) breach any agreement or the terms of any consent binding upon any Group Company or any assets of any Group Company.

5.5   OBLIGATIONS BINDING

      The obligations expressed to be assumed by the Obligors under this agreement constitute or when executed will constitute its valid and legally binding obligations and are enforceable in accordance with their terms (subject to any applicable insolvency, bankruptcy or similar laws affecting creditors' rights generally).

5.6   CONSENTS

      All consents and filings required for the entry into of this agreement and the performance by the Obligors of their obligations hereunder have been obtained (or, where applicable, will be obtained within the required time period) and are in full force and effect.

5.7   NO DEFAULT

      (a)   No Default has occurred and is continuing.

      (b) No event is continuing which constitutes a default under any agreement or document to which any Group Company is party, the consequence of which could reasonably be expected to have a Material Adverse Effect.

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6.    INVALIDITY OF ANY PROVISION

      If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

7.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

7.1   GOVERNING LAW

      This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement) shall be governed by, and construed in accordance with, French law.

7.2   SUBMISSION TO JURISDICTION

      For the benefit of each Finance Party, each Obligor irrevocably submits to the jurisdiction of the Commercial Courts of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgement against its assets.

Executed on the date first written above, in six (6) original copies.

THE PARENT

AGZ HOLDING

By:
    ------------------------

ANTARGAZ

By:
    ------------------------

ARRANGER, LENDER, FACILITY AGENT AND SECURITY AGENT
---------------------------------------------------
CALYON

By:
    ------------------------

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                                   SCHEDULE 1

                                     LENDERS

                                     Calyon
                                   BNPParibas
                         Credit Industriel et Commercial
                              ING Bank (France) SA
                Sumitomo Mitsui Banking Corporation, Paris Branch
                              Allied Irish Bank plc
                             Deutsche Bank AG London
                            West LB AG, Paris Branch
                                 Credit du Nord
                      Compagnie Financiere du Credit Mutuel
                               Lloyds TSB Bank PLC
                             CDC Finance - CDC IXIS
                   IKB Deutsche Industriebank AG, Paris Branch
                         Credit Agricole d'Ile de France
                         Bank of Scotland, Paris Branch

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